SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


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     [X]   Soliciting Material Under Rule 14a-12


                              NETRO CORPORATION

                (Name of Registrant as Specified in its Charter)

                              C. ROBERT COATES
                              ----------------

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


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     3)     Filing Party: C. Robert Coates
     4)     Date Filed: April 23, 2002


(These materials are intended to be released to one or more shareholders, inconjunction with the previously supplied Definitive Proxy Statement currently on file, on or about April 05, 2002)


        MAJOR NETRO SHAREHOLDER ROBERT COATES DEMANDS ACCESS
                         TO BOOKS AND RECORDS
                                  ON
                       NETRO'S BUNGEE DEALINGS

C. Robert ("Bob") Coates announced today that he had filed a section 220 demand for access to books and records of Netro Corporation (NASDAQ: NTRO). The inquiry focuses on Bungee Communications, an overseas subsidiary created and partially owned by Netro's current Chief Operating Officer, Shlomo Yariv.

Robert Coates and David Kennedy are candidates for the Netro Board of Directors. Robert Coates owns 2,405,400 shares of Netro stock.

Robert Coates said, "We think that Netro's shareholders need to know a lot more about Bungee. Millions of shareholder dollars were channeled to this small R&D startup in Israel during a very brief time period. Apparently Netro also bet a substantial part of its technological future on Bungee. Netro management just revealed in the last few days that Bungee was closed down.

At the very least, we want to know what Netro's COO, Shlomo Yariv, took out of the Bungee operation. He was the founder, general manager and owns 2.5 million shares of common stock in Bungee through another legal entity named SSY LLC. Also, how did his involvement with the now failed Bungee tie into his becoming Netro's COO in 2001?

There is some surprising wording in the agreement between Netro and Bungee including a clause calling for a potential $350 million payment by Netro to the owners of Bungee if certain confidential and undisclosed milestones were achieved.

We don't think corporate directors can be too careful about exploring potential conflicts of interest. We ask Netro's directors to expedite our request for access to books and records concerning Bungee. These directors are Gideon Ben-Efraim, Thomas R. Baruch, Irwin Federman, Richard M. Moley, Sanford R. Robertson and Shirley Young. This is no time for stonewalling by Netro. We also urge the directors to conduct their own investigation into Bungee and report to shareholders before the annual meeting and election of directors on May 21st."

The section 220 demand filed in the Delaware courts reads as follows:

------------------------------------------

Via Facsimile, Federal Express
and Certified U.S. Mail RRR

Gideon Ben-Efraim, CEO
Sanjay Khare, CFO
Francis Currie, Secretary
Netro Corporation
3860 North First Street
San Jose, California 95134

Re:     Demand for Examination of Books and Records

Dear Gentlemen:

I am the record owner of 1,000 Shares of Netro Corporation ("Netro"). [Robert Coates owns 1,000 shares of record and a total of 2,405,400 shares of Netro stock.] Pursuant to 8 Del.C. Sec.220, I hereby demand to inspect and copy the books and records of Netro identified below.
I make this demand for the following purposes:

        - determining the status of Netro's investment of over $10 million in Bungee Communications, Ltd. ("Bungee"), including whether Bungee has closed down and Netro has ceased all operations in Israel;

        - investigating possible mismanagement and improper transfer of assets with respect to Netro's investment in Bungee;

        - evaluating the propriety of Netro's payment of compensation, including options and bonuses to Shlomo Yariv ("Yariv"), founder and president of Bungee; and

        - communicating information concerning Netro's investment in Bungee to other Netro stockholders, particularly in connection with my current proxy solicitation.

Please provide the books and records identified below to my agent for this purpose, Michael Hanrahan, Esquire, Prickett, Jones & Elliott, 1310 King Street, Wilmington, Delaware 19801. The term "Director Materials" as used in the list below includes board and board committee minutes, directors' notes of meetings and all documents that were provided to Netro's directors.

1)      The books and records relating to Bungee Communications
        ("Bungee"), including:

        (a) All Director Materials that refer to Bungee;

        (b) Documents relating to the ownership of Bungee, including the ownership interests of Netro and Yariv;

        (c) Documents relating to the current status of Bungee and/or Netro's investment therein, including documents relating to the closing of Bungee's offices and/or Netro's cessation of operations in Israel;

        (d) Documents identifying all directors and officers of Bungee during the period from its incorporation to the present;

        (e) All documents relating to Netro's purchase of Bungee preferred stock pursuant to the Preferred Stock Purchase Agreement dated October 27, 2000, which is Exhibit 10.1 to Netro's 10-Q filed November 14, 2000;

        (f) All documents relating to Netro's option to purchase all stock of Bungee pursuant to the Option Agreement dated October 27, 2000, which is Exhibit 10.2 to Netro's 10-Q filed November 14, 2000, including all documents relating to whether Bungee achieved the milestones specified in the Option Agreement;

        (g) All documents relating to Netro's increased investments in Bungee referred to on page 11 of Netro's 10-Q filed May 14,2001 and pages 10-11 of Netro's 10-Q filed August 10, 2001;

        (h) All documents relating to the increases in personnel and related compensation costs due mainly to increased investments in Bungee referred to on page 14 of Netro's 10-Q filed November 12, 2001;

        (i) All documents relating to Netro's September 2001 agreement with BIRD referred to on page 9 of Netro's 10-Q filed
            November 12, 2001, including any funding received or paid back pursuant to that agreement;

        (j) All documents related to Yariv's employment and activities at Bungee while he was employed at Netro;

        (k) All documents related to Yariv's compensation by Bungee;

        (l) All documents referring or relating to conflicts of interest involving Bungee, including conflicts arising from Yariv's ownership of and involvement with Bungee; and

        (m) The value of Bungee and/or Netro's stock or other investments therein.

2) All books and records relating to Yariv's employment and compensation by Netro, including:

        (a) All documents relating to his appointment as Netro's Chief Operating Officer, including all Director Materials; and

        (b) All documents relating to his compensation by Netro
            (including salary, bonuses, options and other compensation) and/or his compensation by Bungee, including all Director Materials.

I agree to bear the reasonable costs incurred by Netro in connection with the production of the above information.

Pursuant to Delaware General Corporate Law Sec.220(b), attached is a Power of Attorney designating and authorizing Michael Hanrahan and any other representative or agent designated by him or the undersigned, acting alone or in any combination, to conduct an inspection of the requested books and records.

Please contact Michael Hanrahan upon receipt of this letter and advise him as to when and how the requested documents will be provided. He may be reached at (302) 888-6336 and via facsimile at (302) 658-8111.

The purposes stated in this letter are true and the information is not requested for a purpose which is in the interest of a business other than the business of Netro Corporation. I enclose herewith a verification pursuant to which I state under oath and verify that the facts contained in this demand letter are true and correct.

Sincerely,

/s/ C. Robert Coates
    ----------------
    C. Robert Coates